UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

SCOTT'S LIQUID GOLD-INC.

(Exact name of Registrant as Specified in Its Charter)

Colorado	001-13458	84-0920811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 E. Crescent Parkway Suite 450
Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 373-4860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2023, Scott’s Liquid Gold-Inc. (the “Company”) entered into the Second Amendment to La Plata Capital Loan Agreement (the “Second Amendment”), amending its Loan Agreement with La Plata Capital, LLC, dated November 9, 2021. The Second Amendment provides an additional $250,000 through a promissory note with an interest rate of 15% per annum. Interest-only payments are required on a monthly basis through June 30, 2023, with monthly principal payments of $30,000 beginning on July 1, 2023. The Second Amendment also revised the date as of which certain financial covenants would be required to June 30, 2023. The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the terms of the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 27, 2023, the Company terminated its Loan and Security Agreement, with UMB Bank, N.A. The UMB revolving credit facility was paid in full on February 28, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Second Amendment to La Plata Capital Loan Agreement, Dated February 28, 2023
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT'S LIQUID GOLD-INC.

Date:	March 3, 2023	By:	/s/ David M. Arndt
David M. Arndt Chief Financial Officer